Exhibit 5.2.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA ● ASIA PACIFIC ● EUROPE

July 30, 2021

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

1717 Main Street, Suite 2000

Dallas, Texas 75201

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Invitation Homes Inc., a Maryland corporation (the “Company”), Invitation Homes Operating Partnership LP, a Delaware limited partnership and the principal operating subsidiary of the Company (the “Operating Partnership”), Invitation Homes OP GP LLC, a Delaware limited liability company, the sole general partner of the Operating Partnership and a wholly-owned subsidiary of the Company (the “General Partner”), and IH Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“IH Merger Sub”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i)    shares of the Company’s common stock, $0.01 par value per share (“Common Stock”);

(ii)    shares of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”);

(iii)    shares of Common Stock or Preferred Stock represented by depositary shares (“Depositary Shares”);

(iv)    purchase contracts (the “Purchase Contracts”), relating to one or more of Common Stock, Preferred Stock, Depositary Shares, Units (as defined below), Warrants (as defined below), Company Debt Securities (as defined below), Operating Partnership Debt Securities (as defined below) or Guarantees (as defined below), which Purchase Contracts may be issued separately or as part of Units consisting of a Purchase Contract and one or more of Common Stock, Preferred Stock, Depositary Shares, Warrants, Company Debt Securities, Operating Partnership Debt Securities, Guarantees or a security of an unaffiliated entity;

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

July 30, 2021

(v)    Units consisting of two or more of Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Warrants, Company Debt Securities, Operating Partnership Debt Securities or Guarantees (“Units”);

(vi)    warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Units, Warrants, Company Debt Securities, Operating Partnership Debt Securities, Guarantees, rights (including rights to receive payment in cash or securities based on the value, rate or price of specified commodities, currencies or indices) or securities of other issuers or any combination thereof (“Warrants”);

(vii)    debt securities of the Company (“Company Debt Securities”);

(viii)    debt securities of the Operating Partnership (“Operating Partnership Debt Securities”);

(ix)    guarantees by the Company of Operating Partnership Debt Securities (the “Company Guarantees”);

(x)    guarantees by the General Partner of Operating Partnership Debt Securities (the “GP Guarantees”); and

(xi)    guarantees by IH Merger Sub of Operating Partnership Debt Securities (together with the Company Guarantees and the GP Guarantees, the “Guarantees”).

The Company Debt Securities, the Operating Partnership Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1)    the Company Debt Securities will be issued under an indenture (the “Company Indenture”) to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and one or more supplements thereto or officers’ certificates thereunder; and

(2)    the Operating Partnership Debt Securities (and any related Guarantees) will be issued under an indenture (the “Operating Partnership Indenture”) to be entered into by and among the Operating Partnership, the Company, the General Partner, IH Merger Sub and the Trustee, as trustee, and one or more supplements thereto or officers’ certificates thereunder;

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

July 30, 2021

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement. The Company Indenture, the Operating Partnership Indenture, any supplemental indentures, any officers’ certificates and any certificates evidencing any of the Securities are hereinafter called, collectively, the “Transaction Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, the exhibits thereto, the Certificate of Limited Partnership of the Operating Partnership (the “Certificate of Limited Partnership”), the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), the Certificate of Formation of the General Partner (the “GP Certificate of Formation”), the Limited Liability Company Agreement of the General Partner (the “GP LLC Agreement”), the Certificate of Formation of IH Merger Sub (the “IH Merger Sub Certificate of Formation”) and the Limited Liability Company Agreement of IH Merger Sub (the “IH Merger Sub LLC Agreement”). We have also relied upon the resolutions adopted by the board of directors of the Company (the “Board”) on behalf of the Company and in the Company’s capacity as the sole member of each of IH Merger Sub, on behalf of IH Merger Sub, and of the General Partner, on behalf of the General Partner, acting in its own capacity and in its capacity as the sole general partner of the Operating Partnership relating to the Registration Statement. We have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company, the Operating Partnership, the General Partner and IH Merger Sub and others, including the Articles of Incorporation of the Company (the “Charter”) and the Bylaws of the Company (the “Bylaws”), and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us. The Charter, the Bylaws, the Certificate of Limited Partnership, the Partnership Agreement, the GP Certificate of Formation, the GP LLC Agreement, the IH Merger Sub Certificate of Formation and the IH Merger Sub LLC Agreement are collectively referred to herein as the “Governing Documents.” As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company, the Operating Partnership, the General Partner and IH Merger Sub.

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

July 30, 2021

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.    With respect to an offering of Company Debt Securities of any series covered by the Registration Statement, the Company Debt Securities will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Company Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Company Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee; (iv) all necessary corporate action shall have been taken by the Company in accordance with the Charter and Bylaws to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Company Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Company Debt Securities and the Company Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Company Debt Securities as contemplated by the Company Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Company Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, resolutions of the Board or a duly authorized committee thereof and the Company Indenture; and (vi) the certificates evidencing the Company Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, resolutions of the Board or a duly authorized committee thereof, the Company Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Company Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

2.    With respect to an offering of Operating Partnership Debt Securities of any series and the related Guarantees, each covered by the Registration Statement, the Operating Partnership Debt Securities of such series and the related Guarantees will constitute valid and binding obligations of the Operating Partnership, in the case of the Operating Partnership Debt Securities, and the Company, the General Partner and IH Merger Sub, in the case of the related Guarantees, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Operating Partnership Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

July 30, 2021

Operating Partnership Debt Securities and the Guarantees shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Operating Partnership Indenture shall have been duly authorized, executed and delivered by the Operating Partnership, the Company, the General Partner, IH Merger Sub and the Trustee; (iv) all necessary partnership action shall have been taken by the Operating Partnership in accordance with the Certificate of Limited Partnership and the Partnership Agreement, all necessary corporate action shall have been taken by the Company in accordance with the Charter and Bylaws, all necessary limited liability company action shall have been taken by the General Partner and IH Merger Sub in accordance with the GP Certificate of Formation and GP LLC Agreement, with respect to the General Partner, and the IH Merger Sub Certificate of Formation and IH Merger Sub LLC Agreement, with respect to IH Merger Sub, to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Operating Partnership Debt Securities and the Guarantees, as applicable, as contemplated by the Registration Statement, the prospectus supplement relating to such Operating Partnership Debt Securities and the Guarantees and the Operating Partnership Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Operating Partnership Debt Securities as contemplated by the Operating Partnership Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Operating Partnership Debt Securities shall have been duly executed and delivered by the Operating Partnership, the Company, the General Partner, IH Merger Sub and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the General Partner, on behalf of the Operating Partnership (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Partnership Agreement, resolutions of the sole member of the sole general partner of the Operating Partnership, the Charter, the Bylaws, the GP LLC Agreement, the IH Merger Sub LLC Agreement and the Operating Partnership Indenture; and (vi) the certificates evidencing the Operating Partnership Debt Securities of such series shall have been duly executed and delivered by the Operating Partnership, authenticated by the Trustee and issued, all in accordance with the Partnership Agreement, resolutions of the sole member of the sole general partner of the Operating Partnership, the Operating Partnership Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Operating Partnership Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

July 30, 2021

and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company, for itself or as the sole member of each of IH Merger Sub, on behalf of IH Merger Sub, and of the General Partner, for itself and as the sole general partner of the Operating Partnership, of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities will not (A) contravene or violate the applicable Governing Documents, resolutions adopted by the Board or a duly authorized committee thereof with respect to the Company, the Operating Partnership, the General Partner or IH Merger Sub, as applicable, the laws of the State of Maryland, the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) or the Limited Liability Company Act of the State of Delaware (“DLLCA”), as applicable, or any other law, rule or regulation applicable to the Company, the Operating Partnership, the General Partner or IH Merger Sub, (B) result in a default under or breach of, or create a lien under, any agreement or instrument binding upon the Company, the Operating Partnership, the General Partner or IH Merger Sub, as applicable, or any order, judgment or decree of any court or governmental authority applicable to the Company, the Operating Partnership, the General Partner or IH Merger Sub, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company, the Operating Partnership, the General Partner or IH Merger Sub, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

July 30, 2021

(iv) the Governing Documents, as currently in effect, will not have been modified or amended and will be in full force and effect;

(v) the form, terms, execution, delivery and performance of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities shall have been duly authorized and approved by the Board or a duly authorized committee thereof or by duly authorized officers of the Company, for itself or as the sole member of each of IH Merger Sub, on behalf of IH Merger Sub, and of the General Partner, for itself and as the sole general partner of the Operating Partnership, acting pursuant to authority delegated to such officers by the Board or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, the applicable Governing Documents, any applicable resolutions of the Board or any duly authorized committee thereof with respect to the Company, the Operating Partnership, the General Partner or IH Merger Sub, as applicable, the applicable Transaction Documents, the laws of the State of Maryland, the DRULPA or the DLLCA, as applicable, and any other applicable laws, rules or regulations; and

(vi) the terms of such Securities will be accurately reflected in the applicable Transaction Documents and any other instruments, agreements and certificates governing, evidencing or establishing the forms and terms of such Securities, and the issuance, sale and delivery of such Securities will not be subject to any preemptive or other similar rights.

We have further assumed that the Transaction Documents will be governed by and construed in accordance with the laws of the State of New York.

With respect to each Transaction Document and other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company, the Operating Partnership, the General Partner or IH Merger Sub and is expressly covered by our opinions set forth herein.

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

July 30, 2021

This opinion letter is limited to the DRULPA, the DLLCA and the laws of the State of New York (excluding the securities laws, the blue sky laws, the real estate syndication laws or the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Various issues pertaining to Maryland law, including the due authorization of the Securities by the Company, are addressed in the opinion of Venable LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP